                                                                    EXHIBIT 16


[PricewaterhouseCoopers LLP letter head]



March 4, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by HMI Industries, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated February 26, 2004. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP